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                                                             Exhibit 99(J)



                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus, "Other Information" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on SG Cowen Large Cap Value Fund dated January 8, 1999 in this Registration Statement (Form N-1A No. 333-40327) of SG Cowen Series Funds, Inc.


                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP

New York, New York
January 26, 1999